Exhibit 99.1


Investor Contact: Alex Lewis
                  877-784-7167

Media Contact:    Debbie Atkins                                     NEWS RELEASE
                  864-597-8361


                   DENNY'S REPORTS SEPTEMBER SAME-STORE SALES

         Spartanburg, S.C., October 6, 2005 - Denny's Corporation (Nasdaq:DENN) today reported same-store sales for its company-owned Denny's restaurants during the five-week month ended September 28, 2005 compared with the related period in fiscal year 2004.

     Sales:                       Sept. 2005        3Q 2005          YTD 2005
   --------------------------   --------------   --------------   --------------
   Same-Store Sales                  1.0%             1.5%             3.9%
      Guest Check Average            3.7%             4.1%             4.1%
      Guest Counts                  (2.6%)           (2.5%)           (0.2%)


   Restaurant Counts:             9/28/05           12/29/04
   --------------------------   --------------   --------------
      Company-owned                  546               553
      Franchised and Licensed      1,036             1,050
                                --------------   --------------
                                   1,582             1,603

         Denny's is America's largest full-service family restaurant chain, consisting of 546 company-owned units and 1,036 franchised and licensed units, with operations in the United States, Canada, Costa Rica, Guam, Mexico, New Zealand and Puerto Rico. For further information on Denny's, including news releases, links to SEC filings and other financial information, please visit our website at www.dennys.com.